Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,458,970
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,934,500
Dividend Income	2,076
Interest Income	2,411
ETF Transaction Fees	700
Total Income (Loss)	$9,398,657

Expenses
General Partner Management Fees	$68,310
Professional Fees	15,343
Brokerage Commissions	1,188
Directors' Fees and insurance	4,084
NYMEX License Fee	1,707
SEC & FINRA Registration Expense	11,620
Total Expenses	$102,252
Net Income (Loss)	$9,296,405

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/22	$143,885,557
Withdrawals (150,000 Shares)	(5,031,876)
Net Income (Loss)	9,296,405

Net Asset Value End of Month	$148,150,086
Net Asset Value Per Share (4,400,000 Shares)	$33.67

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596